EXHIBIT (1)
                               UNOFFICIAL FORM
                            AMENDED AND RESTATED
                         ARTICLES OF INCORPORATION
                                    OF
                      DAVIS INTERNATIONAL SERIES, INC.
                     (EFFECTIVE AS OF OCTOBER 1, 1995)

     FIRST: Incorporation: The undersigned, Sheldon R. Stein, whose address is 30 North LaSalle Street, Chicago, Illinois 60602, being at least 18 years of age, is acting as sole incorporator with the intention of forming a corporation under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations.

     SECOND: Name. The name of the Corporation is Davis International Series, Inc. (hereinafter called the "Corporation").

     THIRD: Purpose. The purpose for which the Corporation is formed is to engage in, conduct, operate and carry on the business of an open-end management investment company under the Investment Company Act of 1940 (including any amendment thereof or other applicable Act of Congress hereinafter enacted) (hereinafter called the "1940 Act"), and to do any and all acts or things as are necessary, convenient, appropriate, incidental or customary in connection therewith.

     FOURTH: Principal Office and Resident Agent. The post office address of the place at which the principal office of the Corporation in the State of Maryland will be located is 32 South Street, Baltimore, Maryland 21202.

     The Corporation's registered agent is The Corporation Trust
Incorporated whose post office address is 32 South Street, Baltimore, Maryland 21202. Said registered agent is a corporation of the State of Maryland.

     FIFTH: Capitalization. (a) The total number of shares of capital stock which the Corpora-tion shall have authority to issue is five billion (5,000,000,000) shares of capital stock of the par value of $.001 per share ("Shares"), having an aggregate par value of $5,000,000, five hundred million (500,000,000) shares of which are classified as Shares of the Davis International Total Return Fund series of the Corporation.

             (b) The Shares may be issued by the Board of Directors in such separate and distinct series ("Series") and classes of Series ("Classes") as the Board of Directors shall from time to time create and establish. The Board of Directors shall have full power and authority, in its sole discretion, to create and establish Series and Classes having such preferences, rights, voting powers, terms of conversion, restrictions, limitations on dividends, qualifications, and terms and conditions of redemption as shall be fixed and determined from time to time by resolution or resolutions providing for the issuance of such Shares adopted by the Board of Directors. In the event of establishment of Classes, each Class of a Series shall represent interests in the assets of that Series and have identical voting, dividend, liquidation and other rights and the same terms and conditions as any other Class of that Series, except as provided in these Articles of Incorporation and except that expenses allocated to the Class of a Series may be borne solely by such Class and a Class of a Series may have exclusive voting rights with respect to matters affecting only that Class. Expenses related to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular Class or Series shall be charged to and borne solely by such Class or Series and the bearing of expenses solely by a Class or Series may be appropriately reflected and cause differences in the net asset value
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attributable to, and the dividend, redemption and
liquidation rights of, the Shares of each Class or Series. In addition, the Board of Directors is hereby expressly granted authority to increase or decrease the number of Shares of any Series or Class, but the number of Shares of any Series or Class shall not be decreased by the Board of Directors below the number of Shares thereof then outstanding.

             (c) Subject to the authority granted to the Board of Directors in paragraphs (b) and (d) of this Article Fifth, two hundred million (200,000,000) Shares of the Davis International Total Return Fund are hereby designated as Class A Shares, two hundred million (200,000,000) Shares are hereby designated as Class B Shares, and twenty five million (25,000,000) Shares are hereby designated as Class C Shares. The remaining seventy five million (75,000,000) Shares of the Davis International Total Return Fund Series shall be undesignated. The Class A, Class B and Class C Shares shall represent investment in the same pool of assets and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption except as set forth elsewhere in these Articles of Incorporation and as set forth below:

             (i) Expenses related to the distribution of each class of stock and such other expenses as may be permitted by rule or order of the Securities and Exchange Commission and as the Board of Directors shall deem appropriate shall be borne solely by each class, and the bearing of such expenses shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such Class;

            (ii) The Class A Common Stock may be subject to a front-end load and a Rule 12b-1 service and distribution fee as determined by the Board of Directors from time to time;

           (iii) The Class B Common Stock may be subject to a contingent deferred sales charge and a Rule 12b-1 service and distribution fee as determined by the Board of Directors from time to time and shall be converted to Class A Common Shares at the end of eight (8) years after purchase or such earlier period as determined by the Board of Directors giving effect to reciprocal exchange privileges;

            (iv) The Class C Common Stock may be sold without a front-end sales load or contingent sales charge and may be subject to a Rule 12b-1 service and distribution fee as determined by the Board of Directors from time to time;

             (v) Each class shall vote separately on matters pertaining only to that class, as the Board of Directors shall from time to time determine.

            (vi) Nothing herein shall prohibit the imposition of a redemption fee or exchange fee upon any Class.

             (d)  The Board of Directors, in its sole discretion, may classify or reclassify any unissued Shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such Shares.  Without limiting the generality of the foregoing, the Board of Directors may, from time to time and in its
sole discretion,       (i) classify or reclassify any unissued Shares into
Series having "assets belonging to" such
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Series, as described in Paragraph (e)(i) of this Article, (ii) divide any Series having "assets belonging to" such Series into Classes and classify or reclassify any unissued Shares of such Class, and (iii) name and change the name of any Series or Class of outstand-ing or unissued Shares.

             (e) Subject to the authority granted to the Board of Directors in subparagraphs (b) and (d) of this Article FIFTH, each Series of Shares hereafter designated as a Series which shall have assets belonging to such Series shall have the following described powers, preferences and rights and the qualifications, limita-tions and restrictions thereof shall be as follows:

             (i) All consideration received by the Corporation for the issue or sale of Shares of a particular Series, together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" such Series.

            (ii) The assets belonging to a particular Series of Shares shall be charged with the liabilities (including, in the discretion of the Board of Directors or its delegate, accrued expenses and reserves) incurred in respect of such Series, and such Series shall also be charged with its share of any general liabilities of the Corporation not incurred in respect of any particular Series, such general liabilities to be allocated in proportion to the net asset value of the respective Series. The allocation of such liabilities to any Class shall be determined by the Board of Directors or its delegate. The determination of the Board of Directors or its delegate shall be final and conclusive as to the amount of assets and liabilities, including accrued expenses and reserves, which are to be allocated to one or more particular Series or Class. The power to make such determinations may be delegated by the Board of Directors from time to time to one or more of the directors and officers of the Corporation, or to an agent of the corporation appointed for such purpose.

           (iii) In the event of the liquidation or dissolution of the Corpora-tion (for whatever reason), stockholders of each Series shall be entitled to receive as a class, out of the assets of the Corporation available for distribution to stockholders the assets belonging to such Series; and the assets so distributable to the stockholders of any Series shall be distributed among such stockholders in proportion to the relative aggregate net asset values of the Shares held by such stockholders. In the event that there are any general assets available for distribution not belonging to any particular Series, any distribution thereof shall be made to the holders of all such Series in proportion to the net asset value of the respective Series or any Class thereof.

            (iv) The voting rights of the Shares of each Series shall be as set forth in subparagraph (f) of this Article FIFTH.

             (v) The relative rights of the Shares of each Series to be redeemed or repurchased shall be as set forth in Article SEVENTH.

            (vi) The relative rights of the Shares of each Series to receive dividends shall be as set forth in Article NINTH.
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             (f)  At any meeting of the stockholders, each stockholder shall have one vote for each dollar of net asset value per Share for each Share held irrespective of the Series or Class thereof. On any matter submitted to a vote of stockholders, all Shares then issued and outstanding and entitled to vote shall be voted in the aggregate and not by Series or Class except to the extent Series or Class voting is required as to any matter by the laws of the State of Maryland, the 1940 Act or any rule or regulation thereunder or by the Board of Directors.

             (g) Fractional Shares shall carry proportionately all the rights of a whole Share.

     SIXTH: Preemptive Rights. No holder of any Shares shall as such holder have any preemptive or other right to purchase or subscribe for or otherwise acquire any Shares of the Corporation which the Corporation proposes to issue, reissue or sell, other than such, if any, as the Board of Directors in its sole discretion may from time to time determine to offer.

     SEVENTH: Redemption. (a) Each holder of the Shares shall be entitled at any time to require the Corporation, to the extent that the Corporation shall have any surplus available for such purpose and out of such surplus, to purchase all or any part of the Shares standing in the name of such holder on the books of the Corporation at the net asset value of such Shares; provided, however, that the Corporation may suspend such right of redemption or postpone payment for such Shares pursuant to the 1940 Act or any rule, regulation or order thereunder.

             (b) Any redemptions or purchases of Shares by the Corporation of any Series of the Shares shall be made solely from assets belonging to such Series.

             (c) The Corporation, without the vote or consent of the stockholders of the Corporation, may redeem all Shares in any stockholder's account in which the value of such Shares is less than $250, or such other minimum amount as the Board of Directors may from time to time establish, in its sole discretion; provided, that any such redemption is at a price determined in accordance with the Corporation's then current prospectus.

     EIGHTH: Number of Directors. (a) The number of directors of the Corporation shall be one (1), provided however, that the number may be increased or decreased in accordance with the By-Laws of the Corporation so long as after the first annual meeting, the number of directors is never less than three (3). Martin H. Proyect is the initial director and shall act until the first annual meeting and until his successor is elected and qualifies.

             (b) The By-laws of the corporation may divide the Directors of the Corporation into classes and prescribe the tenure of office of the several classes, but no class shall be elected for a period shorter than that from the time of the election following the division into classes until the next annual meeting and thereafter for a period shorter than the interval between annual meetings or for a period longer than five years, and the term of office of at least one class shall expire each year.

     NINTH: Board of Directors. (a) In furtherance and not in limitation of the powers conferred by the laws of the state of Maryland, the Board of Directors, without the vote of the stockholders of the Corporation, is expressly empowered:

             (i) to authorize the issuance from time to time of Shares of any Series or Class, whether now or hereafter authorized or created, provided, however, that the consideration per Share to be received by the Corporation upon the issuance or sale of any Shares of any Series or Class shall be the net asset value per share;

            (ii)To adopt, alter and repeal the By-Laws of the Corpora-tion;

           (iii)To determine the time, date and manner in which redemption orders and purchase orders shall be made and paid for; and

            (iv)To change the name of the Corporation at any time and from time to time.

             (b)In addition to the powers and authorities by these Articles of Incorporation or by statute expressly conferred upon it, the Board of Directors is empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, however, to the provisions of these Articles of Incorporation, the By-Laws of the Corporation, the applicable laws of the State of Maryland, the 1940 Act and the rules and regulations of the Securities and Exchange Commission (or any succeeding governmental authority) there-under.

     TENTH: Net Asset Value, Other Determinations. The net asset value of Shares shall be determined by or pursuant to the direction of the Board of Directors of the Corporation. Any determination made in good faith by or on behalf of the Board of Directors or pursuant to its delegation or direction, as to the amount of the assets, debts, obligations or liabilities of the Corporation, as to the net asset value, bid price or asked price of the Shares, as to the value of any asset or assets of the Corporation, or as to any other matter relating to the issue, sale, redemption, purchase, acquisition or disposition of the Shares, shall be final and conclusive and shall be binding upon the Corporation and all holders of Shares issued by it, and the Shares shall be issued and sold on the condition and understanding that any and all such determinations shall be binding.

     ELEVENTH: Indemnification. Subject to the provisions of the 1940 Act, the Corporation shall indemnify and advance expenses to a director or officer, or former director or officer, of the Corporation in connection with any proceeding to the fullest extent permitted by and in accordance with Section 2-418 of the Maryland General Corporation Law, as amended from time to time (the "Indemnification Section"). Subject to the provisions of the 1940 Act, with respect to an employee or agent, other than a director or officer of the Corporation, the Corporation may, as determined by and in the discretion of the Board of Directors of the Corporation, indemnify and advance expenses to such employee or agent in connection with a proceeding to the extent permitted by and in accordance with the Indemnification Section. As used in this Article Eleventh, any word or words that are defined in the Indemnification Section shall have the same meaning as provided in the Indemnification Section. The indemnification and advancement of expenses provided or authorized by these Articles shall not be deemed exclusive of any other rights to which a director, officer, employee or agent of the Corporation may be entitled.

     TWELFTH: Exculpation. Subject to the provisions of the 1940 Act, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages, except (i) to the extent that it is proved that such director or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or other final adjudication adverse to such director or officer is entered in a proceeding based on a finding in the proceeding that such director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

     THIRTEENTH: Majority Vote. Notwithstanding any provision of the General Corporation Law of the State of Maryland requiring that any action be taken or authorized by the affirmative vote of the holders of a designated propor-tion greater than a majority of votes entitled to be cast, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of votes entitled to vote thereon. When Shares are voted by individual Series or Class, any such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of votes entitled to such vote thereon.

     FOURTEENTH: Amendments. The Corporation reserves the right from time to time to amend, alter, change, add to, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed or permitted by statute, including any amendment which alters the contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding Shares, and all rights conferred on stockholders and others herein are granted subject to this reservation.

     FIFTEENTH: Meetings. The Corporation shall not be required to hold an annual meeting of stockholders in any year in which the election of directors is not required to be acted upon under the 1940 Act.

     SIXTEENTH: Titles. The titles contained in these Articles of Incorporation are for convenience only and shall not affect the interpretation of any of the provisions hereof.

     IN WITNESS WHEREOF, I have adopted and signed these Articles of Incorporation and do hereby acknowledge that the adoption and signing are my act.




                                                /s/ Sheldon R. Stein
                                                 Sheldon R. Stein, Incorporator